UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

SAXON CAPITAL, INC.

(Exact name of registrant as specified in its charter)

_________________

Maryland	000-50945	30-0228584
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4860 Cox Road, Suite 300 Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

        Registrant’s telephone number, including area code (804) 967-7400

Formerly Saxon REIT, Inc.

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements

On January 27, 2005, the Board of Directors of Saxon Capital, Inc. (the "Company"), upon the recommendation of the Compensation Committee (the "Committee"), granted restricted stock units to the Company's employees, including each executive officer. Such grants were made pursuant to the Company's 2001 Stock Incentive Plan (the "Plan"), which has previously been filed by the Company with the Securities and Exchange Commission. The restricted stock units will vest on the fifth anniversary of the date of grant. The restricted stock units will become immediately vested upon the occurrence of any of the following events during the grantee's employment: (1) the employee's death, or total and permanent disability; (2) in the case of employees party to employment agreements with the Company (currently, Michael L. Sawyer, Robert B. Eastep, and Bradley D. Adams), termination "Without Cause" or for "Good Reason", each as defined in the relevant employment agreement; or (3) a "Change of Control" of the Company, as defined in the Plan, or, in the case of Messrs. Sawyer, Eastep, and Adams, then as defined in the relevant employment agreement. The restricted stock units will be forfeited in the event of termination of employment for any reason other than the reasons specified above. The grantees of the restricted stock units will be entitled to receive all dividends and other distributions paid with respect to the common shares of the Company underlying such restricted stock units at the time such dividends or other distributions are paid to holders of common shares, but will have no other rights as shareholders with respect to the granted units until the Common Shares underlying the restricted stock units have been issued and delivered. The Company's named executive officers, Michael L. Sawyer, Robert B. Eastep, Jeffrey A. Haar, and James V. Smith received grants of 225,000, 75,000, 20,000 and 50,000 restricted stock units, respectively. The forms of restricted stock unit agreements are filed as exhibits to this current report on Form 8-K.

In addition, on January 27, 2005, the Board granted 20,000 restricted stock units to each of the Company's non-employee directors, Richard A. Kraemer, David D. Wesselink, and Thomas J. Wageman, pursuant to the Company's 2001 Stock Incentive Plan. The restricted stock units will vest in four equal annual installments on each of the first, second, third and fourth anniversaries of the date of grant. The restricted stock units will become immediately vested in the event of: (1) termination of service as a director other than due to resignation or removal in accordance with Article VI, Section 6.3 of the Company's Charter, or (2) a "Change of Control" of the Company, as defined in the Plan, while the participant is serving as a director of the Company. The restricted stock units will be forfeited in the event the non-employee director resigns or is removed in accordance with Article VI, Section 6.3 of the Company's Charter. The grantees of the restricted stock units will be entitled to receive all dividends and other distributions paid with respect to the common shares of the Company underlying such restricted stock units at the time such dividends or other distributions are paid to holders of common shares, but will have no other rights as shareholders with respect to the granted units until the Common Shares underlying the restricted stock units have been issued and delivered. The form of restricted stock unit agreement for non-employee directors is filed as an exhibit to this current report on Form 8-K.

Item 9.01. Exhibits

9.1     Form of Notice of Restricted Stock Unit Grant for Employees and Restricted Stock Unit Agreement under 2001 Stock Incentive Plan.
9.2     Restricted Stock Unit Agreement of James V. Smith dated January 27, 2005.
9.3     Restricted Stock Unit Agreement of Jeffrey A. Haar dated January 27, 2005.
9.4     Form of Notice of Restricted Stock Unit Grant for Employees with Employment Agreement and Restricted Stock Unit Agreement under 2001 Stock Incentive Plan.
9.5     Restricted Stock Unit Agreement of Michael L. Sawyer dated January 27, 2005.
9.6     Restricted Stock Unit Agreement of Robert B. Eastep dated January 27, 2005.
9.7     Restricted Stock Unit Agreement of Bradley D. Adams dated January 27, 2005.
9.8     Form of Notice of Restricted Stock Unit Grant for Non-Employee Directors and Restricted Stock Unit Agreement under 2001 Stock Incentive Plan.
9.9     Restricted Stock Unit Agreement of Richard A. Kraemer dated January 27, 2005.
9.10   Restricted Stock Unit Agreement of David D. Wesselink dated January 27, 2005.
9.11   Restricted Stock Unit Agreement of Thomas J. Wageman dated January 27, 2005. Signature Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SAXON CAPITAL, INC. By: /s/Robert B. Eastep —————————————— Robert B. Eastep Executive Vice President, Chief Financial Officer

Date: January 31, 2005